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Exhibit 99.(s)(1)

POWER OF ATTORNEY

        That each of the undersigned officers and trustees of BlackRock Defined Opportunity Credit Trust, a statutory trust formed under the laws of the State of Delaware (the "Trust"), do constitute and appoint Richard S. Davis, Donald Burke, Neal Andrews and Anne F. Ackerley, and each of them, his or her true and lawful attorneys and agents, each with full power and authority (acting alone and without the other) to execute in the name and on behalf of each of the undersigned as such officer or trustee, a Registration Statement on Form N-2, including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of the Trust pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "1933 Act"), and any other filings in connection therewith, and to file the same under the 1933 Act or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Trust, the registration or offering of the Trust's common shares of beneficial interest, par value $.001 per share, or any registration or offering of the Trust's preferred shares, par value $.001 per share; granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises; and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.

        This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 7th day of November, 2007.

/s/ G. NICHOLAS BECKWITH, III G. Nicholas Beckwith, III Trustee
/s/ RICHARD E. CAVANAGH Richard E. Cavanagh Chair and Trustee
/s/ RICHARD S. DAVIS Richard S. Davis Trustee
/s/ KENT DIXON Kent Dixon Trustee
/s/ FRANK J. FABOZZI Frank J. Fabozzi Trustee
/s/ KATHLEEN F. FELDSTEIN Kathleen F. Feldstein Trustee

/s/ JAMES T. FLYNN James T. Flynn Trustee
/s/ HENRY GABBAY Henry Gabbay Trustee
/s/ JERROLD B. HARRIS Jerrold B. Harris Trustee
/s/ R. GLENN HUBBARD R. Glenn Hubbard Trustee
/s/ W. CARL KESTER W. Carl Kester Trustee
/s/ KAREN P. ROBARDS Karen P. Robards Vice Chair and Trustee
/s/ ROBERT S. SALOMON, JR. Robert S. Salomon, Jr. Trustee
/s/ DONALD C. BURKE Donald C. Burke President and Chief Executive Officer
/s/ NEAL ANDREWS Neal Andrews Chief Financial Officer

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  Exhibit 99.(s)(1)
POWER OF ATTORNEY